Exhibit 23


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Delta and Pine Land Company on Form S-8 (333-132985) filed April 4, 2006, of our report dated March 7, 2008 appearing in this Annual Report on Form 11-K of Delta and Pine Land Company Savings Plan for the year ended December 31, 2006.

Horne LLP

Jackson, Mississippi
March 7, 2008